EXHIBIT 10.7(c)

                              BANK RHODE ISLAND

                             AMENDMENT NO. 4 TO

                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


      WHEREAS, Bank Rhode Island (the "Bank") has adopted a Supplemental Executive Retirement Plan (the "Plan"); and

      WHEREAS, under Section 6.3 of the plan, payments made to any participant under the Plan resulting from a Change of Control will be reduced to the extent necessary so that the participant shall not be liable for federal excise taxes on such payment; and

      WHEREAS, on December 18, 2001 the Board of Directors of the Bank has approved amending Section 6.3 of the Plan in order to provide that the Bank will pay any federal excise taxes that become due in connection with a Change in Control and any additional taxes incident thereto;

      NOW, THEREFORE, the Plan is amended as follows:

      1. Section 6.3 of the Plan be amended in its entirety to read as set forth below:

            "6.3 Excise Tax Equalization Payment. In the event that the Participant becomes entitled to a payment under this Section 6 ("Change of Control Payment") that will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code (or any similar tax that may hereafter be imposed), then the Bank shall pay to Participant in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by Participant after deduction of any Excise Tax upon the Change of Control Payment and any Federal, state and local income tax and excise tax upon the Gross-Up Payment provided for by this Section 6.3 (including FICA and
      FUTA), shall be equal to the Change of Control Payment. Such payment shall be made by the Bank to the Participant as soon as practical following any Change of Control, but in no event beyond thirty (30) days from such date. For the purposed of this Section 6.3 all defined terms shall be given the meanings provided herein."

      2. All other provisions of the Plan shall remain in full force and effect and are hereby ratified, approved and confirmed.

      IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to the Supplemental Executive Retirement Plan to be executed by its duly authorized officer as of the 18th day of December, 2001.

                                          BANK RHODE ISLAND


                                          By:   s/Malcolm G. Chace
                                                ---------------------------
                                                Malcolm G. Chace,
                                                Chairman

Attest:

s/Margaret D. Farrell
-----------------------------
Secretary